UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda	001-16625	98-0231912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1391 Timberlake Manor Parkway
St. Louis
Missouri	63017
(Address of principal executive offices)	(zip code)
(314)	292-2000
(Registrant’s telephone number, including area code)
N.A. (Former name or former address, if changes since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

______________________________________________________________________________________________________

Item 1.01 Entry into a Material Definitive Agreement.
Revolving Credit Agreement
On October 22, 2020, Bunge Limited Finance Corp. (“BLFC”), a wholly owned subsidiary of Bunge Limited (“Bunge”), entered into an unsecured U.S. $1,250,000,000 364-day Revolving Credit Agreement (the “Credit Agreement”) among BLFC, as borrower, JPMorgan Chase Bank, N.A., as syndication agent, BNP Paribas, Citibank, N.A., Natixis Bank, New York Branch, Sumitomo Mitsui Banking Corporation and U.S. Bank National Association, as co-documentation agents, Coöperatieve Rabobank U.A., New York Branch, as administrative agent (the “Administrative Agent”), and certain lenders party thereto (the “Lenders”). See the Current Report on Form 8-K filed on October 23, 2020 for more information on the Credit Agreement.
The obligations of BLFC under the Credit Agreement were guaranteed by Bunge pursuant to a separate Guaranty, dated as of October 22, 2020 (the “Existing BLFC Guaranty”), which was amended and restated pursuant to that certain First Amended and Restated Guaranty, dated as of December 11, 2020 (the “BLFC Guaranty”), which amended the previous total consolidated current liabilities ratio to provide for adjustments related to (i) drawings under any revolving credit facility and term credit facility that has a maturity, as of any test date, greater than or equal to twelve (12) months from such test date, and (ii) any drawings under a commercial paper program, so long as the drawn portion thereunder is supported by undrawn commitments under a revolving credit facility that has a maturity, as of any test date, greater than or equal to twelve (12) months from such test date, in each case, if such drawings would have been classified as current liabilities of Bunge and its consolidated subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles in the United States. The BLFC Guaranty contains certain customary representations and warranties and affirmative and negative covenants. The BLFC Guaranty obligates Bunge to maintain a minimum total consolidated current assets to adjusted total consolidated current liabilities ratio, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio and a maximum secured indebtedness to tangible assets ratio. The BLFC Guaranty also includes certain limitations on the ability of Bunge to engage in merger, consolidation or amalgamation transactions or sell or otherwise transfer all or substantially all of its property, business or assets.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit	Description
10.1	First Amended and Restated Guaranty by Bunge Limited, dated as of December 11, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2020

BUNGE LIMITED

By:	/s/ John W. Neppl
	Name:	John W. Neppl
	Title:	Executive Vice President, Chief Financial Officer